UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

RAIN ONCOLOGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40356	82-1130967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Jarvis Avenue, Suite 204
Newark, California	94560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 953-5559

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RAIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed by Rain Oncology Inc. (the “Company” or “Rain”) in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 14, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pathos AI, Inc., a Delaware corporation (“Parent”), and WK Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), dated as of December 13, 2023.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on January 26, 2024, Merger Sub completed a tender offer to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), in exchange for (i) $1.16 in cash per Share (the “Cash Consideration”), plus (ii) one contingent value right per Share (each, a “CVR”), which CVR represents the right to receive potential payments pursuant to the terms and subject to the conditions of the contingent value rights agreement (the “CVR Agreement”), dated January 26, 2024, by and among Parent, Merger Sub, Equiniti Trust Company, LLC, a New York limited liability trust company and Fortis Advisors LLC, a Delaware limited liability company (the Cash Consideration plus one CVR, collectively, the “Offer Price”), all subject to and in accordance with the terms and conditions set forth in the Offer to Purchase, dated December 27, 2023 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may have been amended or supplemented, constituted the “Offer”).

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 2.2 hereto, and is incorporated herein by reference.

The Offer expired one minute after 11:59 P.M., Eastern Time, on Thursday, January 25, 2024. According to Equiniti Trust Company, LLC, the depositary for the Offer, 28,031,182 Shares were validly tendered and not validly withdrawn, representing approximately 77% of the aggregate number of then issued and outstanding Shares. The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement). All other conditions to the Offer were satisfied and Merger Sub accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on January 26, 2024, Merger Sub merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the DGCL, with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than (1) Shares owned or held in the Company’s treasury immediately prior to the Effective Time, (2) Shares owned directly or indirectly by Parent or Merger Sub immediately prior to the Effective Time and (3) Shares held by any Rain stockholder who was entitled to and properly demanded appraisal of such Shares in accordance with Section 262 of the DGCL) was converted automatically into the right to receive the Offer Price from Merger Sub.

Pursuant to the terms of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders, each option to purchase Shares from the Company under the Company’s Amended and Restated 2018 Stock Option/Stock Issuance Plan or 2021 Equity Incentive Plan, pursuant to an inducement award, or otherwise (together, the “Company Stock Plans”) were cancelled for no consideration; and each restricted stock unit settleable in Shares granted under the Company Stock Plans (each, a “Company RSU”) that was outstanding and unvested as of immediately prior to the Effective Time vested in full and was automatically cancelled and converted into the right to receive (i) an amount in cash equal to the product of (A) the total number of Shares then underlying such Company RSU multiplied by (B) the Cash Consideration, without any interest thereon and subject to applicable withholding and (ii) one (1) CVR for each Share subject thereto.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company (i) notified The Nasdaq Global Select Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on January 26, 2024 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of Avanish Vellanki, Franklin Berger, Aaron Davis, Gorjan Hrustanovic, Tran Nguyen, Peter Radovich and Stefani A. Wolff resigned from the board of directors of the Company. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time were Ryan Fukushima and Eric Lefkofsky. The executive officers of Merger Sub immediately prior to the Effective Time were Ryan Fukushima, serving as Chief Executive Officer, and Zack Malkin, serving as Chief Financial Officer and Secretary.

Information regarding the new directors and executive officers of the Company has been previously disclosed in Schedule A to the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Merger Sub with the SEC on December 27, 2023, as subsequently amended, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety as set forth on Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated December 13, 2023, by and among Rain, Parent and Merger Sub (incorporated herein by reference to Exhibit 2.1 to Form 8-K filed by Rain on December 14, 2023).
2.2*#	Contingent Value Rights Agreement, dates January 26, 2024, by and among Parent, Merger Sub, Equiniti Trust Company, LLC and Fortis Advisors LLC.
3.1#	Fifth Amended and Restated Certificate of Incorporation of Rain Oncology Inc.
3.2#	Amended and Restated Bylaws of Rain Oncology Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

# Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIN ONCOLOGY INC.

Date: January 26, 2024	By:	/s/ Ryan Fukushima
Ryan Fukushima
Chief Executive Officer